MERCHANDISE MIX


                        Proffitt's   McRae's   Younkers

     Leased                1.5%         4.7%      8.3%
     Lingerie              4.5          3.8       4.6
     Accessories           7.0          6.4       6.4
     Shoes                 7.2          7.5       0
     Children's Apparel    9.4          7.5       6.7
     Home Furnishings      9.9         15.6      15.9
     Men's Apparel        13.0         16.0      16.1
     Cosmetics            14.7         10.7      10.9
     Women's Apparel      32.8         26.9      30.8





               Average Sales per Selling Square Foot
                       LTM Ended July 29, 1995


               Proffitt's          Younkers

                  $161                $138





               Targeted Internal Growth:  1996-1999


                                      Total

     Net Units                        6-12

     New Unit Footage                 1,000-1,250
       (000s sq. ft.)

     Expansions/Remodels              8-12

     Expansion Footage                250-500
       (000s sq. ft.)

     Total Footage Growth             1,250-1,750
       (000s sq. ft.)

     New Footage Growth as a
       % of Current Footage           12-17%






                                 STORE SIZE


                              Selling Sq.Ft.    Ave. Store Size
                               (millions)        (net sq.ft.)

     Proffitt's                   2.0              76,000

     McRae's                      2.5              88,000

     Younkers                     4.3              83,000